Exhibit 10.4

WEANLING PIG SALES AGREEMENT

This Weanling Pig Sales Agreement (this “Agreement”) is made effective January 1, 2010 (the “Effective Date”), by and between TS Finishing, LLC, a Delaware limited liability company (“TS FINISHING”) and Mountain Prairie, LLC, a Colorado limited liability company (“MOUNTAIN PRAIRIE”).

WHEREAS, MOUNTAIN PRAIRIE is in the business of raising young pigs to the time at which such pigs are removed from the sow at weaning (at which time such pigs weigh approximately * ) (“weanling pigs”) and desires to obtain a constant market for the weanling pigs it raises;

WHEREAS, in conjunction with the execution of this Agreement TS FINISHING and Hormel Foods Corporation (“HORMEL FOODS”) are executing a Hog Procurement Agreement dated the same date hereof (the “Hog Procurement Agreement”); and

WHEREAS, TS FINISHING wishes to purchase weanling pigs from MOUNTAIN PRAIRIE.

NOW, THEREFORE, in consideration of mutual agreements and for other good and valuable consideration, the parties hereto agree as follows.

1.           Purchase and Sale of Weanling Pigs. MOUNTAIN PRAIRIE will supply and sell to TS FINISHING, and TS FINISHING will purchase from MOUNTAIN PRAIRIE, all weanling pigs produced by MOUNTAIN PRAIRIE at the Facilities. The “Facilities” shall mean (i) MOUNTAIN PRAIRIE’s farrowing facilities in the vicinity of Las Animas, Colorado, which facilities have the capacity to contain up to approximately * sows (which capacity the parties estimate will produce approximately * weanling pigs annually), and (ii) such other facilities of MOUNTAIN PRAIRIE used in raising weanling pigs that MOUNTAIN PRAIRIE and TS FINISHING agree in writing to become subject to this Agreement.

2.           Term.

(a)         The initial term of this Agreement commenced on the Effective Date and expires on April 27, 2018 (the “Initial Term”). This Agreement will automatically extend if neither party provides written notice of non-renewal at least two (2) years prior to April 27, 2018, subject to the exception in Section 2(c) below.

(b)         If this Agreement is not terminated on April 27, 2018, this Agreement shall continue and either party may terminate with two (2) years advance written notice, subject to the exception in Section 2(c) below (the “Extension Term”).

(c)         If there is a Market Ledger Balance or any Additional Market Ledger Balances (as those terms are defined in the Hog Procurement Agreement) at the end of the Initial Term or the Extension Term of this Agreement, this Agreement will automatically extend until such time as no such balances remain (the “Ledger Balance Extension Term”). During the Ledger Balance Extension Term, PRODUCER may terminate this Agreement at any time by providing written notice and making a cash payment to HORMEL FOODS that is sufficient to bring the Market Ledger Balance and the Additional Market Ledger Balances to zero ($0.00).

* Material has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

3.           Pricing and Payment Terms for Pigs. The price of pigs sold by MOUNTAIN PRAIRIE to TS FINISHING during this Agreement will be the weaned pig pricing portion of the attached Finishing Production Matrix Costs (the “Matrix Costs”), based on the count at the receiving barn, less any quality adjustments as described in Section 7. MOUNTAIN PRAIRlE will invoice TS FINISHING the amount due for pigs upon delivery of the weanling pigs. TS FINISHING will pay MOUNTAIN PRAIRIE the invoiced amount within five (5) days from the date of delivery.

4.           Adiustment of Matrix Price. From time to time during the term of this Agreement, but no less frequently than annually, the parties will review the Matrix Costs and will negotiate in good faith such adjustments to the Matrix Costs as may be appropriate.

5.           Weanling Pig Delivery.

(a)         The weanling pigs supplied under this Agreement will be delivered on a periodic basis as agreed by the parties. MOUNTAIN PRAIRIE will give TS FINISHING advance notice of scheduled deliveries of weanling pigs. The weanling pigs will be delivered to TS FINISHING’s staging facility located near the MOUNTAIN PRAIRIE sow farm by MOUNTAIN PRAIRIE and MOUNTAIN PRAIRIE will bear the cost of this delivery.

(b)         Weanling pigs will be loaded in clean, properly ventilated trucks or trailers that provide sufficient room and are properly maintained in such a manner so as to ensure timely delivery of weanling pigs. The third party transport provider must transport and care for the weanling pigs in a reasonable manner so as not to jeopardize or compromise the health of the weanling pigs. TS FINISHING will pay the costs for all appropriate health papers relating to the delivery of the weanling pigs and any costs involved in the interstate movement of the weanling pigs.

6.             Title and Risk of Loss. Title and risk of loss shall pass from MOUNTAIN PRAIRIE to TS FINISHING at the time the hogs are delivered to the TS FINISHING staging facilities located near the MOUNTAIN PRAIRIE sow farm.

7.             Weanling Pig Quality.

(a)          MOUNTAIN PRAIRIE will maintain its existing breeding herd of sows to produce weanling pigs. MOUNTAIN PRAIRIE will use its commercially reasonable best efforts to deliver healthy, high quality weanling pigs to TS FINISHING.

(b)          TS FINISHING may reject certain individual weanling pigs at the time of delivery on the following basis: (i) weanling pigs that are injured; (ii) weanling pigs that possess physical abnormalities commonly believed to significantly depress performance or cause a marketing discount; (iii) ruptured weanling pigs; (iv) weanling pigs with anal prolapses; (v) weanling pigs with splayed legs; (vi) weanling pigs that are not healed pigs; and (vii) weanling pigs that are crippled. TS FINISHING may also reject weanling pigs that are dead on arrival.

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8.            Default; Termination; Consequences of Termination.

(a)          For purposes of this Agreement, a party is in default if such party:

(i)           breaches this Agreement or any other agreement between the parties and such breach remains uncured thirty (30) days after receipt from the nondefaulting party of a written notice specifying the alleged breach;

(ii)          manifests an intention not to perform any material obligation under this Agreement or manifests an intention not to cure a material breach of this Agreement or any other agreement between the parties, except that such manifestation will only be deemed a default if such party does not affirmatively state in writing that such party intends to perform all material obligations under this Agreement or intends to cure a material breach, as applicable, within five (5) business days after written receipt from the non-manifesting party of such manifested intention; or

(iii)         becomes insolvent, suspends or discontinues business operations, makes an assignment for the benefit of creditors, commences voluntary or has commenced against them involuntary bankruptcy proceedings, or voluntarily appoints or involuntarily has appointed a receiver or trustee of all or any part of their property.

(b)          The Parties agree that their sole remedy for any Default will be binding arbitration pursuant to Section 22 of this Agreement. The Parties further agree that their obligation to fully perform the terms of this Agreement shall not terminate in the event of a Default, but instead will continue unless and until this Agreement is terminated in accordance with the terms of Section 22(g) of this Agreement or is terminated in accordance with requirements of Section 2 of this Agreement.

9.            Remedies. If a party is in default of its obligations hereunder, the non-defaulting party has the right to pursue any and all remedies available at law or in equity, including without limitation any remedies granted by this Agreement. The remedies are cumulative, with the pursuit of any one or more remedies not preventing the pursuit of any other remedies that may be available. If the parties cannot mutually agree upon an adjustment to the Matrix Costs, either parties’ sole remedy is to initiate arbitration pursuant to the provisions of Section 22.

10.          No Security Interests or Liens In Hogs. MOUNTAIN PRAIRIE hereby represents to TS FINISHING that all weanling pigs delivered under this Agreement will be free and clear of all security interests and liens of any kind whatsoever.

11.          Force Majeure. Neither party will be liable for damages due to delay or failure to perform any obligation under this Agreement that results directly or indirectly from any cause beyond the reasonable control of such party, so long as such party has used its reasonable efforts to perform despite the occurrence of the event of force majeure. Examples of such causes are strike or other labor difficulties, breakdown or damage to facilities, acts of war, acts of terrorism, civil commotions, acts of any governmental authority, interference in telephone or electronic communications, fire, flood, windstorms and other acts of God. The party unable to perform due to such causes must promptly notify the other party of its inability to perform.

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12.           Limit of Authority. Except as provided in this Agreement, it is agreed that neither party is in any way the legal representative or agent of the other party for any purpose whatsoever. Neither party has the right or authority to assume or create any obligation of any kind, express or implied, on behalf of the other party.

13.           Assignment; Binding Effect. Except as specifically provided elsewhere in this Agreement, neither party has the right to assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party. The non-assigning party may grant or withhold such consent in its discretion. This Agreement is binding on the parties and their respective successors and permitted assigns.

14.           TS FINISHING’s Operations. TS FINISHING agrees that its sole purpose shall be to engage in the business of raising weanling pigs purchased from MOUNTAIN PRAIRIE to market hogs and to sell such market hogs pursuant to the Hog Procurement Agreement. TS FINISHING agrees that it will not engage in any other business activity without MOUNTAIN PRAIRIE’s prior written consent, which consent may be granted or withheld in MOUNTAIN PRAIRIE’s sole and absolute discretion. The parties acknowledge and agree that TS FINISHING may, with MOUNTAIN PRAIRIE’s prior written consent, which may not be unreasonably withheld, transfer title to the weanling pigs purchased from MOUNTAIN PRAIRIE to affiliated or unaffiliated third parties as may be required solely to comply with applicable laws; however, any such transfer shall in no way reduce, limit or affect TS FINISHING’s obligations hereunder or under the Hog Procurement Agreement. Subject to the aforementioned, TS FINISHING agrees that it will not sell or transfer any weanling pigs except pursuant to the Hog Procurement Agreement or as otherwise agreed to in writing with MOUNTAIN PRAIRIE.

15.           Waiver. Any breach of this Agreement or any right provided by this Agreement may be waived only in a writing signed by the waiving party. Any such waiver will not affect the validity of this Agreement, or the right of either party to thereafter enforce every provision of this Agreement.

16.           Severability. If any term or provision of this Agreement is held to be illegal or in conflict with any federal, state or local law or regulation, the validity of the remainder of this Agreement will not be affected. The rights and obligations of the parties are to be construed and enforced as if this Agreement did not contain the particular term or provision held to be invalid.

17.           Survival of Provisions. Any provisions of this Agreement that by their terms have or may have application after the expiration or termination of this Agreement will be deemed to the extent of such application to survive the expiration or termination of this Agreement.

18.           Notices. All notices provided for hereunder are effective two business days after being sent by certified first class mail, return receipt requested; or when received if sent by personal service; or by confirmed facsimile, to the following addresses or such other addresses as may be specified in writing:

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MOUNTAIN PRAIRIE:	MOUNTAIN PRAIRIE, LLC
c/o Hormel Foods Corporation
1 Hormel Place
Austin, MN 55912-3680
Attention: Director of Pork Procurement

Copy by fax to Law Department at 507-437-5135

TS FINISHING:	TS FINISHING, LLC
103 West Railroad PO Box 68
Oakville, IA 52646

with a copy to:	Glenn McClelland
123 North 7th, Suite 100
PO Box 3239
Grand Junction, CO 81502
email: gmcclelland@m2p2.com

and:	Brownstein Hyatt & Farber, P.C.
410 17th Street, Suite 2200
Denver, CO 80202-4437
Attention: Elizabeth Paulsen
Facsimile no. 303-223-1111

19.           Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement. This Agreement supersedes any prior or contemporaneous oral or written agreement between the parties relating to the subject matter of this Agreement. Without limiting the generality of the preceding sentence, this Agreement explicitly supersedes the Weanling Pig Sales Agreement dated April 28, 2003 by and among TS FINISHING, MOUNTAIN PRAIRIE and Tri-State Finishing, a Colorado general partnership, and all extensions, amendments, or other modifications thereof (the “Previous WPS”). However, if the Hog Procurement Agreement dated January 1, 2010, by and between TS FINISHING and HORMEL FOODS is not executed by the necessary parties or is cancelled by TS FINISHING pursuant to Section 9(d) of that agreement, the Previous WPS shall not be superseded and will instead remain in full force and be given full effect, and in such case, this Agreement will be of no force and effect. This Agreement may be amended or supplemented only in a writing signed by the parties, and not by any course of dealing or prior performance.

20.           Governing Law. This Agreement and the rights of the parties hereunder are governed by and interpreted in accordance with the laws of the State of Iowa without regard to conflict of laws principles.

21.           Authorization. Each party represents and warrants to the other party that it has taken all necessary action to duly authorize the execution, delivery and performance of this Agreement. The individual signing this Agreement on behalf of each party certifies that such individual is duly authorized to execute this Agreement on behalf of such party.

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22.          ARBITRATION. The Parties agree that any Default or other dispute between them relating in any way to this Agreement shall be resolved by arbitration according to the following:

(a)         In order to initiate arbitration the initiating party must send the non-initiating party notice of its desire to arbitrate pursuant to this Section 22 (the “Initial Arbitration Notice”).

(b)         The Parties will have ten (10) days from the receipt of the Initial Arbitration Notice to mutually agree on one (1) private arbitrator.

(c)         If the Parties cannot mutually agree on a private arbitrator the initiating party must file an arbitration demand with the American Arbitration Association (the “AAA”). AAA arbitration must be conducted by one (1) arbitrator.

(d)         Any arbitration, whether conducted by a private arbitrator or an AAA arbitrator, shall be conducted in Ames, Iowa and shall be governed by the AAA’s Commercial Arbitration Rules then in effect as modified by the provisions of this Section 22.

(e)         The initial arbitration hearing must occur within one hundred and twenty (120) days of mailing the Initial Arbitration Notice.

(f)          Remedies available at the initial arbitration proceeding are limited to ordering that a breaching party specifically perform this Agreement and pay damages. Specifically, this Agreement may not be terminated at the initial arbitration proceeding. The arbitrator’s reasoned decision must be issued within thirty (30) days of the completion of the arbitration hearing. If the arbitrator determines that a party has breached this Agreement, in addition to the previously outlined remedies, the arbitrator shall award reasonable costs and reasonable fees (including attorneys’ fees) to the non-breaching party. Any arbitration award must be paid within ten (10) business days of the date of such arbitration decision.

(g)         If the arbitrator orders specific performance or damages at the initial arbitration proceeding and the required party does not specifically perform or pay damages the aggrieved party must return to the arbitrator to seek further relief. Remedies available at this further proceeding include another order of specific performance and an award of damages, or at this point, and only at this point, the arbitrator may terminate this Agreement and award damages. If the arbitrator determines that a party has not specifically performed or paid awarded damages, in addition to the previously outlined remedies, the arbitrator shall award reasonable costs and reasonable fees (including attorneys’ fees) to the non-breaching party. The arbitrator’s reasoned decision must be issued within thirty (30) days of the completion of the arbitration hearing. Any arbitration award must be paid within ten (10) business days of the date of such arbitration decision.

The Parties acknowledge that this Agreement is the product of extensive negotiation and that both parties were represented by counsel during such negotiations. As such, PRODUCER has been given adequate opportunity to decline being bound by this Section 22. Further, PRODUCER acknowledges being familiar with the requirements of 7 U.S.C § 197c (2010) and affirmatively states that this Agreement is compliant with such provision.

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23.          LIMITATION OF LIABILITY.

THE LIABILITY OF MOUNTAIN PRAIRIE FOR DIRECT DAMAGES WHETHER ARISING OUT OF BREACH OF WARRANTY OR OTHER BREACH OF CONTRACT, NEGLIGENCE OR OTHER TORT, OR OTHERWISE, IS LIMITED TO AN AMOUNT NOT TO EXCEED THE PURCHASE PRICE OF THE PARTICULAR WEANLING PIGS GIVING RISE TO THE LIABILITY.

IN WITNESS WHEREOF, the parties have executed the Agreement this 30th day of July, 2010.

TS FINISHING, LLC		MOUNTAIN PRAIRIE, LLC

By:	/s/ Glenn McClelland	By:	/s/ Steven G. Binder

Name:	Glenn McClelland	Name:	Steven G. Binder

Its:	CEO M2 P2, LLC Mgr.	Its:	Chairman of the Board and CEO

Dated:	8/2/10	Dated:	7/30/10

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FINISHING MATRIX

*

* Entire page omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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*

* Entire page omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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